Exhibit 4.26

Record Number:

CMBC-HT184 (Company 2010)

Working Capital

Loan Agreement

Number: Gong Jie Dai Zi ZH1300000064134

China Minsheng Banking Corp., Ltd.

Working Capital Loan Agreement

Borrower:	Guizhou Puxin Energy Co., Ltd. (hereinafter referred to as “Party A”)
Address:	Jinyang New District, Guiyang City
Postal code:
Legal representative/
Person-in-charge:	Ren Xiaogang
Telephone:
Fax:
Bank:	Minsheng Bank Chongqing Branch Sales Department
Account number:	1101014210026319

Lender:	Chongqing Branch of China Minsheng Banking Corp., Ltd. (hereinafter referred to as “Party B”)
Address:	9 North Jianxin Road, Jiangbei District, Chongqing City
Postal code:	400020
Legal representative/
Peron-in-charge:	Liu Shuyun
Telephone:	023-67695759
Fax:	023-67695761

According to the applicable laws and regulations of the People’s Republic of China (the “PRC”), Party A and Party B, after reaching an agreement through negotiations, hereby enter into and execute this Agreement.

Article 1

Purpose of Loan

Clause 1

The Loan under this Agreement shall be used for settling the debts owed to its related parties - Wuhu Feishang Mining Development Co. Limited and Shenzhen Feishang Management and Consulting Co. Limited.  Without the written approval of Party B, Party A shall not alter the purpose of the loan.

Article 2

Amount and Tenure of Loan

Clause 2

The amount of the Loan under this Agreement shall be (in word) RMB Four Hundred Million Only or (in Arabic numerals) RMB 400,000,000.  In the event of any discrepancy between the amount in words and that in Arabic numerals, the amount in words shall prevail.

Clause 3

The working capital loan Party B shall provide for Party A under this Agreement shall be a:

■

short term loan.

☐

mid-long term loan.

Clause 4

The Loan under this Agreement shall have a tenure of one year.  The loan tenure shall start on March 27, 2013 (the contracted first drawdown date) and continue until March 27, 2014 (the contracted maturity date).  In case of any discrepancy between the contracted first drawdown date and the contracted maturity date, the actual drawdown date shall prevail.

Article 3

Calculation of Interest

Clause 5

5.1

The interest rate on the loan under this Agreement (referred to as the Contracted Interest Rate) shall be 7.2% per annum (namely an annual rate equal to 20%  ■   above   ☐  below the applicable 1-year base lending rate as stipulated by the People’s Bank of China on the day when this contract is signed, i.e. 6% per annum);

5.2

The date on which the loan under this Agreement is disbursed to the loan account Party A opens at Party B pursuant to Article 4 of this Agreement shall be the drawdown date under this Agreement.  The interest on the loan under this Agreement shall be calculated from the drawdown date.  On each interest payment date, Party A shall pay Party B the interest accrued from the drawdown date (including that day) or the day after the preceding interest payment date until that interest payment date (including that day) and the principal due (if applicable) on that interest payment date;

5.3

The method of interest calculation on the loan under this Agreement adopted and the interest payment option taken shall be:

☐

The interest shall be calculated on a daily basis and payable on a monthly basis.  Interest payment date is the 20th day of each month.  The last interest payment date is the maturity date of the Loan;

■

The interest shall be calculated on a daily basis and payable on a quarterly basis.  Interest payment date is the 20th or the last day of the last month of each quarter.  The last interest payment date is the maturity date of the Loan;

☐

All principal and accrued interest shall be payable in a lump sum on the maturity date (applicable to loans with maturity within a year);

5.4

If Party A fails to repay the principal amount of the Loan on the due date, Party B shall charge Party B interest at a rate of 50% above the Contracted Interest Rate (referred to as the “Default Interest Rate”) on overdue sum from and including the due date to the actual payment date.  If Party A fails to repay the accrued interest and default interest on the due date, the Default Interest Rate shall be calculated monthly on the interest payment date, or in the case of last repayment, the last repayment date on a compound basis based on the actual number of days elapsed; (Note: the interest rate over the Contracted Interest Rate here should range from 30% to 50%)

5.5

If Party A fails to use the loan proceeds for the designated purpose, interest at a rate of 100% above the Contracted Interest Rate (referred to as the “Penalty Interest Rate”) shall be charged on the amount of proceeds used for purpose other than the designated one starting from the date when the loan proceeds are inappropriately used.  In the event of failure to pay the penalty interest on time, such penalty interest shall be calculated monthly on the interest payment date, or in the case of last repayment, the last repayment date on a compound basis based on the actual number of days that the loan proceeds are inappropriately used.  Party B may pursue action against Party A for other acts of default and shall at any time have the right to declare any part or the entire Loan under the Loan Agreement to be forthwith due and payable; (Note: the interest rate over the Contracted Interest Rate here should range from 50% to 100%)

5.6

Should the People’s Bank of China adjust the above base lending rate after this contract is signed (the “Adjustment”), the Contracted Interest Rate:

☐

will not be adjusted accordingly;

■

will be adjusted accordingly using the method of interest calculation as stipulated under Clause 5.1;

For the loan proceeds disbursed, the adjusted interest rate will be applied starting from the following day of the first interest payment date after the date of Adjustment.  Once the adjusted interest rate applies, the interest payment will be calculated based on the adjusted interest rate.

In the event of any change in the Contracted Interest Rate, all the Default Interest Rate and Penalty Interest Rate will be automatically adjusted, calculated accordingly and applied starting from the day when the adjusted Contracted Interest Rate applies.

Should the interest rate adjustment be made in accordance with Clause 5.6 under this Agreement, Party A and Party B are required to neither sign further agreement for the change of interest rate nor seek each other’s consent or inform the guarantors or obtain their consent.

Article 4

Disbursement and Payment of Loan

Clause 6

Upon the effectiveness of this Agreement, Party A may withdraw the proceeds of the Loan:

■

in a lump sum.

☐

in installments in accordance with the drawdown schedule specified in Attachment 1.

☐

other options: _____________________________________________________.

Clause 7

If any part of the loan under this Agreement is to be disbursed, Party A must satisfy the following conditions precedent and submit a draw-down application as required by Party B at least three working days in advance, or Party B has the right to refuse Party A’s drawdown.  Should Party B, however, disburse the loan even if not all the following conditions precedent have been satisfied, Party B’s act shall not constitute or be deemed to constitute its defective performance under this Agreement:

7.1

Party A has provided the documents as required by Party B, including but not limited to the following:

7.1.1

Party A’s business registration certificate (with the latest annual inspection passed), organization code permit and tax registration certificate, Party A’s articles of association as in force for the time being, proof of identity of Party A’s legal representative and his/ her copy of identity card.

7.1.2

A list of names and specimen signatures of Party A’s directors and relevant senior officers mentioned in this Loan Agreement.

7.1.3

Resolutions of the Board of Directors/ shareholders authorizing the borrowing of the Loan and the power of attorney to sign on its behalf this Loan Agreement.

7.1.4

Party A’s signed drawdown application.

7.1.5

For loan proceeds whose disbursement is via discretionary payment, after the first disbursement, information about the use of the loan proceeds from the preceding disbursement should be provided before the next disbursement.

7.2

Party A has, in accordance with the relevant legal provisions, rules and regulations, obtained all the administrative permission and approval, and completed all the registration as well as other legal procedures related to the loan under this Agreement.

7.3

All the relevant loan guarantee documents have been duly executed and in full force and effect.  Mortgage right/ pledge right has been established.

7.4

There is no occurrence or persistence in any event of default.  In case the event of default shall have occurred, either waiver has been obtained from Party B or rectification has been performed to the satisfaction of Party B.

7.5

All the representations and warranties contained in Clause 13 of this Agreement made by Party A shall be true, correct and valid with the same effect as though made on and as of the drawdown date with reference to the facts and circumstances then existing.

7.6

There has been no material advance change in the financial condition of Party A between the signing of this Agreement and the drawdown date.

Clause 8     Disbursement of loan

Upon approval of Party A’s drawdown request, Party B shall provide the approved amount of loan proceeds by bank transfer to Party A’s Designated Account and interest shall be calculated from the drawdown date.  The loan account under this Agreement shall be:

■

the escrow account

Bank:

Minsheng Bank Chongqing Branch Sales Department

Account number:

1XXXXXXXXX40

☐

the settlement account

Bank:

_________________________________________________________

Account number:

_________________________________________________

☐

Others:

_________________________________________________________

Clause 9     Loan disbursement and payment mode

9.1

The loan proceeds Party B provides for Party A under this Agreement shall be disbursed

■

entirely via entrusted payment.

☐

entirely via discretionary payment.

☐

via entrusted payment if the following conditions are satisfied and via discretionary payment in other circumstances.

Conditions for loan disbursement via entrusted payment:

☐

Party A requesting a single disbursement of over (but not including) RMB__________________________________.

☐

                                               .

9.2

The loan disbursement and payment modes stipulated in Clause 9.1 shall have the following meanings:

If the entrusted payment mode is adopted, upon approval of the drawdown application and such related documents as the business contracts that Party A should submit pursuant to the requirements of Attachment 3 of this Agreement, Party B shall, in accordance with Party A’s drawdown application and payment entrustment, disburse the corresponding amount of proceeds to Party A’s transacting party directly to pay for transactions that are in line with the agreed purpose.

If the discretionary payment mode is adopted, upon approval of the drawdown application Party A should submit pursuant to the requirements of Attachment 3 of this Agreement, Party B shall, in accordance with Party A’s drawdown application, transfer the corresponding amount of proceeds to Party A’s Designated Account to be paid to Party A’s transacting party for transactions that are in line with the agreed purpose at Party A’s own discretion.

Should the discretionary payment mode be adopted, Party A shall submit reports and information on the use of the loan proceeds to Party B on a  ☐  monthly  ☐  quarterly basis.  Furthermore, in case Party B has other additional requirements, Party A shall timely provide additional reports and information on the use of the loan proceeds as required by Party B.  Should there be other agreed forms of regulation, Party A shall also fulfill the regulatory requirements imposed by Party B.

9.3

Should there be a deterioration in Party A’s account status, a decline in the profitability of Party A’s major businesses or an abnormality in the use of the loan proceeds in the process of loan disbursement, Party B shall have the right to reduce the amount of loan proceeds to be disbursed by entrusted payment; Party B shall also have the right to withhold disbursement and payment of the loan proceeds and, in this case, Party B shall timely inform Party A of the need to negotiate over additional loan disbursement and payment conditions.

Clause 10     Loan disbursement

The loan proceeds in the Designated Account shall, as stipulated in Clause 9 under this Agreement, be disbursed via entrusted payment/ or discretionary payment.  Party A must submit a draw-down application and other related documents at least three working days in advance and Party B, upon approval of Party A’s application, shall disburse the requested amount of loan proceeds.  Should Party B consider Party A’s application unsuccessful, Party B shall have the right to require Party A to make adjustments or refuse Party A’s drawdown application and Party B, in this case, shall not be responsible for any liability and consequences arising from the loan disbursement delay.

Article 5

Repayment of Loan

Clause 11

11.1

Party A shall repay the principal:

■

in full, in a single payment on the due date stipulated in Clause 4 of this Agreement;

☐

in installments on the due dates in accordance with the repayment schedule specified in Attachment 2.

11.2

The following account shall be Party A’s Designated Proceeds Account under this Agreement:

Bank:

 Minsheng Bank Chongqing Branch

Account number: 1XXXXXXXX19

The Designated Proceeds Account shall be used for handling sales proceeds and serve as the Loan Repayment Account.  If required by Party B, Party A shall enter into a loan repayment account management agreement with Party B.

11.3

Should the actual first drawdown date be different from the contracted first drawdown date, the maturity date under this Agreement shall be adjusted as follows:

11.3.1

If Party A opts for full repayment of principal at the time of expiry, the maturity date will be automatically adjusted in accordance with the loan tenure set forth in Clause 4 and the actual first drawdown date;

11.3.2

If Party A opts for repayment of principal in installments, the maturity date will be automatically adjusted in accordance with the loan tenure set forth in Clause 4 and the actual first drawdown date whereas the other principal repayment dates will not alter in response to the change of the first drawdown date.  The loan should be repaid in accordance with the repayment schedule specified in Attachment 2.

11.4

If the repayment date falls on a statutory holiday, payment shall be made on the first business day after that repayment date and interest will be calculated up to the actual repayment date.  Should the interest payment date fall on a statutory holiday, interest shall be calculated up to that interest payment date, but the actual interest payment shall be made on the first business day after that interest payment date.

11.5

Should there be insufficient funds to meet the principal and interest in Party A’s Loan Repayment Account, Party B has the right to directly debit the principal, interest, default interest, compound interest, liquidated damages and other expenses Party A is liable for pursuant to the provisions of this Agreement from the accounts Party A opened in the business establishments owned by China Minsheng Banking Corp. Ltd and Party B is not responsible for any loss or interest incurred.

11.6

Any grant of early repayment of the loan shall be conditional upon there being no default in payment of the loan under this Agreement.  Party A should apply to Party B in writing for an early repayment ten (10) bank business days in advance.  With respect to Party A’s application for early repayment,

■

approval is granted and Party B shall not request payment of default interest from Party A.

☐

approval is granted and, in addition to the loan interest receivable, which is calculated based on the actual number of days the proceeds are used and the contracted interest rate, Party B shall have the right to demand payment of early repayment default interest from Party A, the amount of which shall be calculated using the following formula:

early repayment default interest = early repayment amount X (the tenure of the loan under this Agreement – the actual length of time the loan proceeds are used) X daily default interest on a pro rata basis  /

☐

Party A shall not repay the loan early.

11.7

Should Party A consider a time extension for the repayment of the loan necessary, it should submit a “Loan Extension Application” to Party B at least thirty (30) days prior to the maturity day.  If Party B decides to grant the time extension, both parties shall enter into a “Loan Extension Agreement”.  In the event that Party B decides not to grant the extension application, Party A should pay the full amount of the loan due as scheduled.

Article 6

Guarantee

Clause 12

To ensure the loan under this Agreement can be fully settled, both parties agree to execute one or more of the following guarantees:

☐

guarantee, see guarantee agreement number ____________________ for details.

☐

collateral, see collateral agreement number _____________________ for details.

☐

pledge, see pledge agreement number _________________________ for details.

☐

others: __________________________________________________________.

Should Party A and Party B have entered into an integrated credit agreement, one or more of the following guarantees shall be executed:

■

guarantee, maximum guarantee agreement number “Gong Bao Zi D131300000069566”.

☐

collateral, maximum collateral agreement number ________________________.

☐

pledge, maximum pledge agreement number ____________________________;

☐

others: __________________________________________________________.

Article 7

Party A’s Representations and Warranties

Clause 13     Party A represents and warrants as follows:

13.1

Party A is a duly incorporated, validly existing and duly organized legal entity with full capacity for civil rights and civil acts to enter into and execute this Agreement and has obtained all the permits, permission, registration and documents required to sign this Agreement.

13.2

All the internal authorization procedures needed for signing this Agreement have been completed and are fully valid.  All the necessary actions and authorizations to enter into this Agreement and the obligations under this Agreement shall not contradict with the current articles of association, internal regulations, and any contracts, agreements or documents having a binding effect on Party A.

13.3

When this Agreement is signed, there has been and is no litigation, arbitration, administrative proceedings, actions taken by judicial or administrative agencies or potential material disputes against Party A which could or might have a material adverse effect on Party A’s performance of this Agreement.

13.4

The project under this Agreement and the borrowing under this Agreement comply with the applicable laws and regulations of the PRC and the requirements of Party B.

13.5

Party A does not have any material debt or contingent liabilities not disclosed to Party B.

13.6

Party A undertakes that all the information provided for Party B is true, complete and valid and it has not omitted or concealed any significant facts.

13.7

Party A undertakes that the loan proceeds shall be used in strict accordance with this Agreement and the purpose prescribed by the laws of the PRC and that the amount and use of the loan proceeds from each disbursement shall be in accord with those specified in that ‘Drawdown Application Form’; Party A undertakes not to misappropriate the loan proceeds or use the loan proceeds in investment in fixed assets, equity, etc., or in production and business areas and for purposes that are officially prohibited by the nation.

13.8

Party A shall accept the investigation, enquiry and supervision of Party B in respect of the use of proceeds under this Agreement.  Party A shall actively give assistance and cooperation to Party B in connection with its supervision over loan disbursement and post-disbursement management and other related investigations conducted and, if required by Party B, submit the relevant documents at any time.

13.9

Party A shall actively give assistance and cooperation to Party B in connection with its investigation, enquiry and supervision of production, operation and financial condition of Party A; Party A shall furnish to Party B copies of financial reports such as balance sheet, income statement, statement of cash flow, etc.

13.10

Party A shall promptly inform Party B in writing of any occurrence of an event (including but not limited to those events stipulated in Clause 13.3)

threatening their normal operation or inhibiting their performance of the repayment obligations under this Agreement.

13.11

Without the prior written consent of Party B, Party A shall not undertake amalgamation, spin-off, merger, stock company reorganization, increase in debt financing, project contracting, leasing, joint venture, investment, application for business suspension for rectification, application for dissolution, application for reconciliation/ reform/ bankruptcy, transfer/ disposal of any of its material assets by any means, or other acts which shall affect the interests of Party B by altering the debt/ liability relationship under this Loan Agreement.

13.12

Should there be any changes in the registered address, company name or legal representative and senior officers of Party A during the life of this Agreement, a written notice should be given to Party B within seven (7) days after the change(s) is/ are made.

13.13

Party A undertakes to provide a new guarantee to the satisfaction of Party B or repay the loan under this Agreement before the maturity date in case the guarantor has violated any obligations and commitments under the guarantee agreement, the guarantor is incapable of providing guarantee, or there is a diminishment in the value or damage of the collateral.

13.14

The written consent of Party B is required if Party A shall transfer the liability under this Agreement to a third party.

13.15

Party A warrants that its business and credit standing are in good shape, there has been no material change in its other borrowings, and no bad records exist.

Article 8

Party B’s Rights and Obligations

Clause 14     The rights and obligations of Party B

14.1

Party B undertakes that the execution of this Loan Agreement has been properly authorized in full force and effect.

14.2

Upon Party A’s full performance of its designated obligations under this Agreement as well as other agreements reached between Party A and Party B in connection with this Agreement and the satisfaction of the conditions precedent, Party B should remit the full amount it undertakes to Party B as scheduled.

14.3

Party B is obliged to keep the information obtained under or in connection with this Agreement concerning Party A’s liabilities, finance, production, operation, etc. secure and confidential and should not, without prior consent of Party A, divulge in any form any of the aforementioned information to any other parties, except under the following conditions:

14.3.1

Disclosure is required by applicable law or regulation, or by the relevant authority or the stock exchange in which Party B is listed;

14.3.2

Disclosure in accordance with applicable law, rule and regulation to relevant parties or third party is required if Party B (i) transfers or assigns the debt under this Agreement to a third party; (ii) engages a trust to manage the debt under this Agreement; and (iii) conducts asset securitization exercise of which the debt under this Agreement is a part.

14.4

Party B shall announce its change of registered address in time while this Agreement is in effect.

14.5

Party B is not obliged to obtain the written consent of Party A or notify Party A if it has to transfer or assign its debt under this Agreement to a third party.

14.6

All the repayment made by Party A (including the monies received by Party B according to this Agreement) shall be applied and settled of debt in the following order: (1) expenses in connection with the enforcement of the debt and guarantee; (2) damage compensation; (3) liquidated damages; (4) compound interest; (5) penalty interest; (6) interest; (7) principal.  Party B shall have the right to modify the above order.

14.7

Party B has the right to conduct investigation and inspection of and supervision over Party A’s operation and guarantee provision as well as liability disputes involving Party A; Party B is entitled to regularly monitor and evaluate the value of the collateral or require Party A, in case the guarantor’s ability to guarantee decline, to provide additional guarantee at any time.

14.8

Concerning the escrow account Party A opens in accordance with this Agreement, Party B shall not sell important notes that can be used as means of payment such as checks, bank drafts, promissory notes, etc. or allow the withdrawal or repayment of the loan under this Agreement to be handled in branches other than the branch that shall disburse the loan proceeds under this Agreement.  Moreover, without Party B’s consent, Party A shall only complete the withdrawal or repayment procedures over the counter of the bank instead of online.

14.9

Party B is entitled to demand an early repayment of the loan in accordance with the sales proceeds condition of Party A.

14.10

Party B has the right to participate in Party A’s club deal loan, asset disposition and merger, spin-off, corporate restructuring, winding up exercises, etc.

Article 9

Default Liability

Clause 15

Party A shall be deemed to be in default under this Loan Agreement upon the occurrence of any or more of the following events:

15.1

The Guarantor fails to complete the guarantee formalities (whether caused by Party A or the Guarantor), or Party A fails to complete the drawdown procedures at Party B’s business offices as scheduled and such failure is not remedied within 30 days (including statutory holidays, Saturday and Sunday).  Party B has the right to demand penalty based on the amount in default, the actual number of days elapsed and the Default Interest Rate.  In addition, Party B has the right to rescind this Agreement.

15.2

Party A fails to pay in time in accordance with this Agreement any sums hereunder and thereunder when due.

15.3

The balance sheet and income statement furnished by Party A to Party B are falsified or have concealed material facts.  Party A refuses the investigation, enquiry and supervision of Party B in connection with its use of proceeds under this Agreement, production, operation and financial activities.  Any representation or warranty made or deemed to be made by Party A in this Agreement is or proves to have been false, incorrect or misleading in any material respect when made or deemed to be made.

15.4

Party A explicitly states or expresses through its acts that it shall not perform this Agreement or any one of the obligations in other commitments, or the guarantor is in breach of any one of its obligations under the guarantee agreement.

15.5

Party A is in default of any one of the representations and warranties made in Article 7 of this Agreement, any other agreements signed between Party A and Party B, any contract or agreement to which Party A is one of the parties or any unilateral commitment or guarantee, thus constituting a default on other loan obligations or actually or probably accelerating the maturity of other loans.

15.6

Party A fails to use the proceeds for the purpose stipulated in this Agreement or withdraw the loan proceeds pursuant to Article 4 of this Agreement.

15.7

Party A fails to provide a new guarantee as demanded by Party B if there occurs a material adverse change in the condition of guarantee adversely affecting the debt of Party B, including without limitation the guarantee agreement or other forms of guarantee not being in full force and effect or being void or rescinded, the guarantor failing to possess part or all of its guarantee ability or explicitly expressing its intention not to perform or comply with its guarantee obligations, the guarantor failing to duly perform or observe any of its obligations or commitments under the guarantee agreement or other commitment to which it is a party, or the mortgaged or pledged property or assets being damaged, lost, impaired or diminishing in value.

15.8

There is a material change in Party A’s financial condition or a breach of the financial covenants under this Agreement by Party A.

15.9

Party A evades the requirement that loan proceeds be disbursed via entrusted payment by means of decentralization of its operation.

15.10

Party A’s Designated Account or Loan Repayment Account under this Agreement is frozen or any amount is deducted from either of the aforementioned accounts by the relevant authority, or there is litigation, arbitration, administrative penalties and judicial and administrative proceedings against Party A which may adversely affect Party A’s performance of this Agreement.

15.11

Party A fails to rectify any other material unfavorable conditions within the prescribed time required by Party B.

Clause 16

Upon the occurrence of any aforementioned event of default, Party B may exercise all of its rights under this Agreement, declare the entire loan under this Agreement to be due and payable at once, demand immediate repayment of the amounts already disbursed and cease extending the remaining tranche of the loan.

Clause 17

Upon the occurrence of an Event of Default by Party A, Party B may take legal proceeding against Party A.  Party A shall bear on a full indemnity basis all litigation, attorney, travelling and debt/ guarantee enforcement expenses in connection with the legal proceeding.

Article 10

Effectiveness of the Agreement

Clause 18

This Agreement shall be effective after it is duly signed and sealed by the legal representatives/ the persons-in-charge or authorized agents of both parties.  Attachments to this Agreement shall constitute an integral part of this Agreement and have equal legal effect as the main body of this Agreement.

Article 11

Amendment and Termination of Agreement

Clause 19

Upon the effectiveness of this Agreement, neither Party A nor Party B can amend or rescind it early at their own discretion.  This Agreement can only be amended or rescinded upon the mutual written agreement of both parties.

Article 12

Dispute Resolution

Clause 20

Disputes arising out of or in connection with the Loan Agreement shall be submitted to and settled in the People’s Court of the place where Party B is located.

Article 13

Supplementary Provisions

Clause 21

This Agreement is a specific business agreement under the integrated credit agreement numbered Gong Shou Xin Zi 2H1300000058139.

Clause 22

Notification and delivery

22.1

Any notice and written communication including with limitation any and all written documents and notices as stipulated by this Agreement to be made or delivered by one party to another shall be made by registered letter, facsimile, courier service, or other communication means to the designated address set out on page 2 of this Loan Agreement.

22.2

Any notices or written documents from one party to another shall be deemed to be sufficiently and duly served on the fourth day after having sent by registered letter.  Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission as evidenced by an automatically generated confirmation of transmission.  In case of courier delivery, any notices or written document shall be deemed to be sufficiently and duly served on the date when dispatched to the recipient’s address.  Should there be any change in the contact details of either party, the party concerned shall inform the counter party in writing in seven (7) days in accordance with this clause.  All subsequent notices and documents shall then be served according to the new contact.

Clause 23

The titles and headings of this Agreement are included herein for convenience of reference only and shall not govern the meaning and interpretation of the provisions of this Agreement.

Clause 24

Where there are options provided in this Agreement, filled boxes ( ■ ) indicate the applicable provisions whereas empty boxes ( ☐ ) indicate the inapplicable ones.

Clause 25

Other matters agreed by both parties

                                 /

Clause 26

This Agreement is made in duplicate.  Party A, Party B and    /    each holds one original copy with the same legal effect.

Clause 27

Party B has explained all the clauses in the Agreement in details to Party A on signing the Agreement.  Both Party A and Party B have no further comment on all the clauses of the Agreement and fully and correctly understand the legal implications of their respective rights, obligations, restrictions and exclusion.

(NEXT PAGE IS THE SIGNATURE PAGE)

SIGNATURE PAGE TO WORKING CAPITAL LOAN AGREEMENT

This Agreement is signed between Party A and Party B on 27 (Day)/ 3 (Month)/ 2013 (Year) at Party B’s place of business.

Party A:  /s/ Guizhou Puxin Energy Co., Ltd.

Legal Representative/ Person-in-charge (or Authorized Representative): /s/ Ren Xiaogang

Party B:  /s/ Chongqing Branch of China Minsheng Banking Corp., Ltd.

Legal Representative/ Person-in-charge (or Authorized Representative): /s/ Gu Limeng

Attachment 1

Party A’s Drawdown Date and Amount

Tranche	Drawdown Date	Amount (in word)
1	/	/
2	/	/
3	/	/
4	/	/
5	/	/
6	/	/
7	/	/
8	/	/
9	/	/
10	/	/

Attachment 2

Party A’s Repayment Date and Amount

Tranche	Repayment Date	Amount (in word)
1	/	/
2	/	/
3	/	/
4	/	/
5	/	/
6	/	/
7	/	/
8	/	/
9	/	/
10	/	/

Attachment 3

Drawdown Application Form

Number: _______________

Applicant (Trustor, Party A):

Lender (Trustee, Party B):

Chongqing Branch, China Minsheng Banking Corp., Ltd.

In accordance with the Working Capital Loan Agreement signed between Party A and Party B, numbered ________________, (referred to as ‘Loan Agreement’ hereunder), the disbursement of the loan under the Loan Agreement shall be subject to the supervision and approval of Party B.  Pursuant to the provisions of Loan Agreement, Party A now makes the following loan disbursement application:

Currency:

________________________________________________________

Amount:

________________________________________________________

Purpose:

________________________________________________________

(Fill in the purpose that is consistent with the attached materials)

The loan proceeds requested by Party A in this application shall be disbursed by:

☐

entrusted payment

☐

Party A shall furnish Party B with the business agreement signed between Party A and its transacting party and other documents required by Party B; Party A warrants that the business agreement and documents furnished are true, correct and valid, and the amount of loan proceeds requested by Party A in this application and its authorization shall comply with the agreed terms of the business agreement.

☐

Party A hereby unconditionally and irrevocably authorizes Party B to disburse the requested amount of loan proceeds in accordance with the following payment schedule:

Serial number	Account name (recipient’s full name)	Bank	Account number	Amount (accurate to the nearest cent)	Loan purpose	Remarks

☐

discretionary payment

☐

Party A undertakes to use the loan proceeds from this disbursement for the purpose specified in this drawdown application form.  Party A shall not change the specified purpose without the written consent of Party B, or Party A shall be liable for the corresponding default pursuant to the Loan Agreement.

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Party A hereby unconditionally and irrevocably authorizes Party B to disburse the requested amount of loan proceeds to the following account Party A opens at Party B:

Account name: ____________________________________________

Account number: __________________________________________

Bank: ___________________________________________________

Party A confirms that it has furnished Party B with all the documents related to this drawdown application as required by Party B and warrants that the aforementioned documents are true, correct and valid, or it shall be liable for default pursuant to the Loan Agreement.

Applicant (Trustor) (Affixed Seal):

Application (Authorization) Date: __________________

   D    M     Yr

Attached documents:

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Business agreement: _____________________ (agreement name and number)

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Details of the preceding discretionary payment

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Other documents required by Party B: __________________________________

_________________________________________________________________

_________________________________________________________________

Attachment 4

Financial Covenants

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